EXHIBIT 32

           Certification of Chief Executive Officer and
               Chief Financial Officer Pursuant to
          18 U.S.C. Section 1350, As Adopted Pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report on Form 10-K of Alexander & Baldwin,
Inc. (the "Company") for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
W. Allen Doane, as President and Chief Executive Officer of the Company, and Christopher J. Benjamin, as Vice President and Chief Financial
Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

         (1)      The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ W. Allen Doane
------------------
Name:    W. Allen Doane
Title:   President and Chief Executive Officer
Date:    March 7, 2005



/s/ Christopher J. Benjamin
--------------------------
Name:    Christopher J. Benjamin
Title:   Vice President and Chief Financial Officer
Date:    March 7, 2005